UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1830 Penn Street, Melbourne, Florida 32901 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Zouk Designee

Lighting Science Group Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2015. Pursuant to the Amended and Restated Certificate of Designation of the Company’s Series H Convertible Preferred Stock, as of the date of the Annual Meeting, Cleantech Europe II (A) LP (“Cleantech A”) and Cleantech Europe II (B) LP (“Cleantech B” and, together with Cleantech A, “Zouk”) had the right to elect one director to serve on the Board of Directors of the Company (the “Board”). On May 28, 2015 and pursuant to this right, Zouk elected Samer Salty as a director of the Company (a “Series H Director”) to serve on behalf of the holders of the Company’s Series H Convertible Preferred Stock. The Series H Director may serve a one-year term expiring at the next Annual Meeting of Stockholders in 2016 and until the election and qualification of his successor or his earlier resignation or removal.

Election of Pegasus Designees

Pursuant to the Amended and Restated Certificate of Designation of the Company’s Series I Convertible Preferred Stock, as of the date of the Annual Meeting, Pegasus Capital Advisors, L.P. (“Pegasus Capital” and collectively with its affiliates, “Pegasus”) had the right to elect six directors to serve on the Board. On May 28, 2015 and pursuant to this right, Pegasus elected Seth Bernstein, Sanford R. Climan, Craig Cogut, Richard H. Davis, Jr., General James Jones and Jonathan Rosenbaum as directors of the Company (each, a “Series I Director”) to serve on behalf of the holders of the Company’s Series I Convertible Preferred Stock. Each Series I Director may serve a one-year term expiring at the next Annual Meeting of Stockholders in 2016 and until the election and qualification of his successor or his earlier resignation or removal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As disclosed in Item 5.02 above, the Company held the Annual Meeting on May 28, 2015. As of March 30, 2015, the record date for the Annual Meeting (the “Record Date”), there were 212,003,605 shares of the Company’s common stock issued and outstanding, with each such share being entitled to one vote. The Company also had 113,608.52 shares of Series H Convertible Preferred Stock, 62,365 shares of Series I Convertible Preferred Stock and 70,000 shares of Series J Convertible Preferred Stock issued and outstanding as of the Record Date, none of which were entitled to vote at the Annual Meeting (except for those preferred stockholders that have a right to designate directors at the Annual Meeting).

A total of 175,493,135 shares of common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected five directors to the Board, each for a one-year term expiring at the next Annual Meeting of Stockholders in 2016 and until the election and qualification of his respective successors or his earlier resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Edward D. Bednarcik	161,954,708	2,156,131	--
Donald Harkleroad	161,913,730	2,197,109	--
Fredric Maxik	161,961,635	2,149,204	--
Dennis McGill	161,905,566	2,205,273	--
Leon Wagner	161,929,992	2,180,847	--

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm for the 2015 Fiscal Year

The stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered accounting firm for the 2015 fiscal year.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
175,101,166	161,579	230,390	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation

Date: June 2, 2015	By:	/s/ Edward D. Bednarcik
	Name:	Edward D. Bednarcik
	Title:	Chief Executive Officer